SATISFACTION AND DISCHARGE OF INDEBTEDNESS PURSUANT TO UNDERWRITING AGREEMENT DATED FEBRUARY 15, 2022

FEBRUARY 4, 2025

This Satisfaction and Discharge of Indebtedness (the "Satisfaction and Discharge") is made and entered into to be effective as of February 4, 2025, by and between FutureTech II Acquisition Corp., a Delaware corporation (the "Company") and Longevity Biomedical, Inc. ("Longevity" and together with Company, the "Counterparties"), and D. Boral Capital LLC (f/k/a EF Hutton LLC) ("D. Boral"), on the other hand. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement (as defined below).

RECITALS

WHEREAS, the Company and D. Boral are parties to an Underwriting Agreement dated **February 15, 2022** (the "Underwriting Agreement");

WHEREAS, pursuant to Section 1.3 of the Underwriting Agreement, $3,450,000 (the "Deferred Underwriting Commission") shall be payable to D. Boral upon the consummation of the Company's initial business combination, and the Company agreed that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to D. Boral.

WHEREAS, on September 16, 2024, the Company entered into an Agreement and Plan of Merger (the "Business Combination Agreement"), by and among the Company, Longevity, and certain other parties thereto, pursuant to which the Company and Longevity will consummate a business combination resulting in Longevity being a wholly owned subsidiary of the Company (the "Business Combination").

WHEREAS, the Business Combination is anticipated to close on or before **JUNE**, 2025, at which time, the Deferred Underwriting Commission to D. Boral would be immediately due and payable.

WHEREAS, the Company has requested of D. Boral that in lieu of the Company tendering the full amount of the Deferred Underwriting Commission ($3,450,000) in cash, D. Boral accept cash and shares of the Company's common stock as satisfaction of the Deferred Underwriting Commission.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

In lieu of collecting the full amount of the Deferred Underwriting Commission in cash at the time of the closing of the Business Combination, D. Boral hereby agrees to accept as full satisfaction of the Deferred Underwriting Commission, the specific allocated payments of (1) $500,000 in cash at the time of the closing of the Business Combination ("Closing"); (2) a $1,475,000 promissory note executed by the Counterparties in which they are obligated to pay D. Boral in cash by the maturity date; and (3) 147,500 shares of the Company's common stock (the "Shares"), which when multiplied by the $10.00 per share price agreed to between the Parties and D. Boral (the

"Agreed Share Price") equals $1,475,000 (the "Original Aggregate Share Value"), shall be issued and delivered to D. Boral at the closing of the Business Combination.

For clarity, this Agreement is not intended to, and shall not serve to, affect, modify or amend the Underwriting Agreement and the Deferred Underwriting Commission unless or until the amounts specified in Sections 1.1A and 1.1B below are paid in full.

ARTICLE I

CONDITIONS TO SATISFACTION AND DISCHARGE

1.1 D. Boral shall only acknowledge the satisfaction and discharge of the Deferred Underwriting Commission and will only acknowledge that the Counterparties' obligations to pay in cash the Deferred Underwriting Commission under the Underwriting Agreement have been satisfied and discharged, if the below conditions occur:

A. On or before the closing date of the Business Combination, the Counterparties wire $500,000 to the bank account of D. Boral;

B. The Counterparties satisfy the full amount of the $1,475,000 promissory note due D. Boral; and

C. On or before the closing date of the Business Combination, the Counterparties shall cause to be transferred or issued to D. Boral (or its designees) 147,500 Shares.

1.2 After the conditions above are satisfied, D. Boral shall acknowledge the satisfaction and discharge of the Deferred Underwriting Commission, except (i) with respect to those obligations that the Promissory Note provides shall survive the satisfaction and discharge thereof; and (ii) with respect to Article III below.

1.3 For the avoidance of doubt, D. Boral and the Counterparties agree that this Agreement shall have no effect unless the Business Combination between the Company and Longevity is consummated.

1.4 Each party hereto represents and warrants that the execution and performance of this Satisfaction and Discharge does not breach or result in a default under any existing obligation of such party, as applicable, under any agreements, contracts, or instruments to which such party, as applicable, is a party to or otherwise subject to or any order writ, injunction, or decree of any court applicable to such party.

ARTICLE II

POST-SATISFACTION COUNTERPARTY COVENANTS AND RIGHTS

2.1 After D. Boral has acknowledged the satisfaction and discharge of the Deferred Underwriting Compensation, the Counterparties irrevocably covenant to perform the following after execution of this Agreement:

Docusign Envelope ID: F0D9C8F3-4329-45E7-9F36-C138D47A7DE1

A. **Within** thirty (30) days from the Business Combination, the Counterparties or their successors-in-interest shall cause to be filed a registration statement with the U.S. Securities and Exchange Commission registering all of the Shares that D. Boral has requested to be registered under the Securities Act.

i. Furthermore, if the aggregate VWAP value of the 147,500 Shares that D. Boral holds as a result of this Satisfaction and Discharge, as of the effectiveness date of the registration statement for the Shares, is lower than the Original Aggregate Share Value (the difference between the VWAP value on such date and the Original Aggregate Share Value, the "Difference in Amount"), then the Counterparties or their successors-in-interest shall compensate D. Boral either in cash or issuing additional Shares at a new value of Shares, the ("New Share Price") in an amount equal to the Difference in Amount on the effectiveness date of the registration statement. If the Counterparties and/or their successors in interest decide to compensate D. Boral for the Difference in Amount in issuing additional Shares, then the New Share Price shall equal an amount that is the lowest of the VWAP for a period of five (5) trading days immediately prior to the registration statement effectiveness date. The Counterparties will nevertheless proceed to register all or any of the Shares D. Boral has requested to be registered.

ii. Reservation of Shares. The Counterparties or their successors in interest, warrant, covenant and agree that the registration statement to be filed to cover the resale of Shares, will include the 147,500 Shares and an additional 255,000 authorized Shares (the "Reserved Amount") for issuance, in whole or part, in the event 2.1.A.i applies and the Counterparties and/or their successors in interest decide to compensate D. Boral for the Difference in Amount (as defined above) owed to D. Boral with additional Shares. The Counterparties or their successors in interest will instruct the Transfer Agent to reserve the Reserved Amount in the name of D. Boral should the Difference in Amount become payable to D. Boral using additional Shares. The Counterparties and/or their successor in interest, represent and warrant and covenant and agree that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.

B. Alternatively, if after twelve months from the Business Combination (the "Twelve-Month Period Date"), the Counterparties or their successor-in-interest fail to register any of D. Boral's Shares on an effective registration statement, then the Counterparties or their successor-in-interest will confirm in writing that such unregistered Shares are freely sellable under Rule 144. No later than the Twelve-Month Period Date, the Counterparties or their successors in interest shall provide D. Boral with a valid legal opinion that its Shares are eligible for resale pursuant to Rule 144.

Docusign Envelope ID: F0D9C8F3-4329-45E7-9F36-C138D47A7DE1

i. Furthermore, if the date that is five (5) trading days prior to the day such Shares are eligible for release pursuant to Rule 144, the aggregate VWAP value of such Shares that D. Boral holds as a result of this Satisfaction and Discharge, is lower than the Original Aggregate Share Value, then the Counterparties or their successors in interest shall compensate D. Boral either in cash or issuing additional Shares at the New Share Price in an amount equal to the Difference in Amount on such date. If the Counterparties or their successors in interest decide to compensate D. Boral for the Difference in Amount in issuing additional Shares, then the New Share Price of such additional Shares shall equal an amount that is the lowest of the VWAP for a period of five (5) trading days immediately prior to the end of the Twelve-Month Period Date.

ii. Reservation of Shares. In the event that the Counterparties or their successors in interest select to issue additional Shares to compensate D. Boral as set forth in Section 2.1.B.i above, then the Counterparties or their successors in interest, warrant, covenant and agree that it will instruct the Transfer Agent to reserve the Reserved Amount in the name of D. Boral for issuance to cover the Difference in Amount in the event a Difference in Amount owed to D. Boral. The Counterparties and/or their successors in interest, represent and warrant and covenant and agree that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.

ARTICLE II
MISCELLANEOUS PROVISIONS

3.1 This Satisfaction and Discharge shall be governed by and construed in accordance with the laws of the State of New York.

3.2 This Satisfaction and Discharge may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

3.3 The Counterparties or their successors-in-interest hereby acknowledge and agree that D. Boral shall be entitled to all of their rights, protections, indemnities, and immunities in connection with their execution of this Satisfaction and Discharge and the performance of any obligations hereunder or in connection herewith.

3.4 Other than expressly set forth herein, the Underwriting Agreement, including, but not limited to, Section 3.35 “Right of First Refusal” and Section 5 “Indemnification and Contribution”, shall remain in full force and effect.

3.5 For purposes of this Agreement, the following terms shall have the following meanings:

“Principal Market” means The Nasdaq Stock Market.

Docusign Envelope ID: F0D9C8F3-4329-45E7-9F36-C138D47A7DE1

"VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its "VAP" function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Counterparties and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization, or other similar transaction during such period.

[Signature page follows.]

Docusign Envelope ID: F0D9C8F3-4329-45E7-9F36-C138D47A7DE1

IN WITNESS WHEREOF, D. Boral, on one hand, and the Counterparties have caused their names to be hereunto affixed, and this instrument to be signed by their respective authorized officers, all as of the day and year first above written.

D. BORAL CAPITAL LLC

Signed by:

By: Gaurav Verma

Name: Gaurav Verma

Title: Co-head of Investment Banking

FutureTech II Acquisition Corp.

DocuSigned by:

By: Ray Chen

Name: Ray Chen

Title: CEO

Longevity Biomedical, Inc.

Signed by:

By: Brad Zakes

Name: Brad Zakes

Title: CEO